SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 20, 2017, root9B Holdings, Inc. (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company has failed to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35.0 million for the last 30 consecutive business days. As previously disclosed, on September 6, 2017, the Company received a letter from Nasdaq informing the Company that, pursuant to Listing Rule 5101, Nasdaq was accelerating the due date for the Company to submit a plan to regain compliance with the Listing Rules to September 15, 2017.  On September 21, 2017, the Company received a Staff Determination Letter from Nasdaq noting that the Company had not yet submitted a plan to regain compliance and accordingly, the Nasdaq determined to deny the Company’s request for continued listing on The Nasdaq Stock Market. Unless the Company requests an appeal of this determination, trading of the Company’s common stock would be suspended at the opening of business on October 2, 2017. The determination from Nasdaq was based upon:

1.
Noncompliance with Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) regarding vacancies in our Board of Directors which resulted in an insufficient number of independent directors on the audit committee and the compensation committee.
2.
Failure to maintain a minimum MVLS of $35.0 million for the last 30 consecutive business days.
3.
Failure to file Form 10-Q for the period ended June 30, 2017 in compliance with Listing Rules.

On September 28, 2017, the Company appealed Nasdaq’s determination and was informed a hearing date had been set for November 16, 2017.

On October 2, 2017, the Company received an additional Staff Determination letter noting that the Company is no longer an operating business and is currently a “public shell”. Further, in accordance with Listing Rule 5101, Nasdaq determined to apply more stringent criteria to preserve and strengthen the quality and integrity of The NASDAQ Stock Market in considering the Company’s appeal, and accordingly, in addition to the three items noted above, the Nasdaq Hearings Panel will consider this matter as well in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. There can be no assurance the Company will be successful in its’ appeal or regain compliance with Nasdaq’s rules or that Nasdaq will allow the Company’s stock to resume trading.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements that reflect management’s current views with respect to certain future events and the Company’s prospects, operations, performance and financial condition. Such forward-looking statements speak only as of the date of this Report and the Company will not be required to amend or update such statements at any time in the future. Forward-looking statements include, but are not limited to the Staff determination appeal. For all forward-looking statements, the Company claims the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond the Company’s control and some of which might not even be anticipated. Future events and actual results could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, successful execution of the Company’s business plan, adequacy of capital resources, and the Company’s ability to comply with Nasdaq’s listing standards. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: October 3, 2017	By:	/s/ William Hoke
	Name:	William Hoke
	Title:	Chief Financial Officer